UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2024

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Exchange Offer and Consent Solicitation

On February 12, 2024, Kronos Worldwide, Inc. (the “Company”) completed the early settlement (the “Early Settlement”) of its previously announced (a) offer to exchange (the “Exchange Offer”) up to €325,000,000 principal amount of the outstanding 3.75% Senior Secured Notes due 2025 (the “Old Notes”) issued by Kronos International, Inc., a wholly-owned subsidiary of the Company (the “Issuer”), for a combination of newly issued 9.50% Senior Secured Notes due 2029 (the “New Notes”) to be issued by the Issuer and cash, and (b) solicitation of consents (the “Consent Solicitation”) to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Existing Indenture”), which would conform the restrictive covenants in the Existing Indenture to the restrictive covenants in the indenture governing the New Notes (the “New Notes Indenture”) and make other conforming changes.

Pursuant to the Exchange Offer and Consent Solicitation, the aggregate principal amount of Old Notes set forth in the table below was validly tendered and not validly withdrawn by February 5, 2024 (the “Early Participation Expiration Date”) and was subsequently accepted by the Issuer. Such accepted Old Notes were retired and canceled and will not be reissued. Following such cancellation, the aggregate principal amounts of the Old Notes set forth below remains outstanding.

Old Notes to be Exchanged: 3.75% Senior Secured Notes due 2025

Principal Amount Outstanding Prior to the Exchange Offer: €400,000,000

Old Note ISIN: XS1680282453 (144A) / XS1680281133 (Reg S)

Old Note Common Code: 168028245 (144A) / 168028113 (Reg S)

New Notes Description	New Notes Coupon	Maturity Date	Exchange Offer Consideration per €1,000 Old Notes Tendered on or prior to the Early Participation Expiration Date	Aggregate Principal Amount of Old Notes Tendered and Accepted at the Early Settlement	Aggregate Principal Amount of Old Notes Outstanding Following the Early Settlement
9.50% Senior Secured Notes due 2029	9.50%	March 15, 2029	€850 principal amount of New Notes plus a cash payment in an amount equal to €150	€325,000,000	€75,000,000

As previously announced, although the Exchange Offer is scheduled to expire at 5:00 p.m. Central European time, on February 21, 2024, because the aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the Early Participation Expiration Date exceeded the maximum amount that the Issuer would accept in the Exchange Offer, the Company does not expect to accept for exchange any tenders of Old Notes after such date. The Issuer accepted Old Notes validly tendered and not validly withdrawn on or prior to such date in accordance with the proration procedures outlined in the applicable offer documents.

Prior to the Early Settlement and following receipt of the requisite consents to adopt the Proposed Amendments, the Issuer executed Supplemental Indenture No. 1 (the “Supplemental Indenture”) to the Existing Indenture, dated as of February 12, 2024, by and among the Issuer, the Guarantors (as defined below), and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar thereunder, which amends the Existing Indenture to conform the restrictive covenants in the Existing Indenture to the restrictive covenants of the New Notes Indenture and make other conforming changes. The Proposed Amendments became operative upon the Early Settlement.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture attached as Exhibit 4.1 hereto, the terms of which are incorporated herein by reference.

The New Notes Indenture and the New Notes

In connection with the Early Settlement, on February 12, 2024, the Issuer issued €276,174,000 aggregate principal amount of New Notes, which are governed by the New Notes Indenture, dated as of February 12, 2024, by and among the Issuer, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar thereunder.

The New Notes are the senior secured obligations of the Issuer and the Guarantors, bearing interest at a rate of 9.50% per annum, and will mature on March 15, 2029. The New Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company and each of the Company’s direct and indirect domestic, wholly-owned subsidiaries other than the Issuer (collectively, the “Guarantors”). Pursuant to the Pledge Agreement dated September 13, 2017 entered into in connection with the Old Notes (the “Pledge Agreement”), and the Additional Notes Priority Joinder Agreement entered into by the trustee and collateral agent for the New Notes dated February 12, 2024 (the “Pledge Agreement Joinder”), the New Notes and the related guarantees are secured on a first priority basis by (i) 100% of the common stock or other ownership interests of each existing and future direct domestic subsidiary of the Issuer or any Guarantor and (ii) 65% of the voting common stock or other ownership interests and 100% of the non-voting common stock or other ownership interests of each foreign subsidiary that is directly owned by the Issuer or any Guarantor.

The New Notes Indenture contains a number of covenants and restrictions which, among other things, restrict the ability of the Company and its subsidiaries to incur or guarantee debt, incur liens, make dividend payments or other restricted payments, enter into transactions with affiliates, or merge or consolidate with, or sell or transfer all or substantially all of their respective assets to, another entity. These covenants are subject to a number of important qualifications and exceptions. Further, during any such time when the New Notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s and no Default (as defined in the New Notes Indenture) has occurred and is continuing, certain of the covenants will be suspended with respect to the New Notes.

At the Company’s option, prior to March 15, 2026, some or all of the New Notes may be redeemed at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium (as defined in the New Notes Indenture), plus accrued and unpaid interest. At the Company’s option, the New Notes may be redeemed on or after March 15, 2026 at redemption prices ranging from 104.750% of the principal amount, declining to 100% on or after March 15, 2028, plus accrued and unpaid interest. In addition, on or before March 15, 2026, the Company may redeem up to 40% of the New Notes with the net proceeds of certain public or private equity offerings at 109.50% of the principal amount, plus accrued and unpaid interest, provided that following the redemption at least 50% of the New Notes that were originally issued remain outstanding. If the Company or its subsidiaries experience certain change of control events, as outlined in the Indenture, the Issuer would be required to make an offer to purchase the New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. The Company would also be required to make an offer to purchase a specified portion of the New Notes at par value in the event the registrant and its subsidiaries generate a certain amount of net proceeds from the sale of assets outside the ordinary course of business, and such net proceeds are not otherwise used for specified purposes within a specified time period.

The New Notes Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the New Notes Indenture or the New Notes, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 30% in principal amount of the then outstanding New Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the New Notes to be due and payable.

The New Notes were issued in a transaction exempt from the registration requirements under the Securities Act of 1933 (the “Securities Act”) and may be resold within the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A or outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The foregoing summaries of the New Notes Indenture, the New Notes, the Pledge Agreement and the Pledge Agreement Joinder do not purport to be complete and are qualified in their entirety by reference to the applicable full text of (i) the New Notes Indenture (including the form of the New Notes) attached as Exhibit 4.2 hereto, (ii) the Pledge Agreement attached as Exhibit 4.3 hereto, and (iii) the Pledge Agreement Joinder attached as Exhibit 4.4 hereto, the terms of which are incorporated herein by reference.

Contran-Funded Note

In connection with the Early Settlement, the Company borrowed $53,705,000 from Contran Corporation, its indirect majority stockholder, through the issuance of an Unsecured Subordinated Term Promissory Note dated February 12, 2024 (the “Contran-Funded Note”). The proceeds of the Contran Funded Note, representing the U.S. Dollar equivalent of €50 million within three business days prior to the Early Settlement, were loaned to the Issuer and used to fund the cash consideration payable with respect to the Old Notes that were validly tendered, not validly withdrawn, and accepted by the Issuer in the Exchange Offer.  The Contran-Funded Note bears interest at a rate of 11.50%, matures on the later of September 15, 2029 or the date on which demand is made for payment by the holder, and may be repaid by the Company (subject to compliance with the covenants applicable to the Company’s other indebtedness) at par beginning on March 15, 2026. The obligations of the Company under the Contran-Funded Note are guaranteed by the Issuer and the subsidiary Guarantors.  The obligations of the Company and the guarantors under the Contran-Funded Note are unsecured obligations subordinated in right of payment to the New Notes, the Old Notes and the Company’s existing global revolving credit facility. The Contran-Funded Note includes covenants substantially similar to those of the New Notes.

The foregoing summary of the Contran-Funded Note does not purport to be complete and is qualified in its entirety by reference to the applicable full text of the Contran-Funded Note attached as Exhibit 4.5 hereto, the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1

Supplemental Indenture No. 1, dated as of February 12, 2024, among Kronos International, Inc., the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar

4.2

Indenture, dated as of February 12, 2024, among Kronos International, Inc., the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar

4.3

Pledge Agreement dated September 13, 2017 among Kronos International, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as collateral agent (incorporated by reference to Exhibit 4.2 to Kronos Worldwide, Inc.’s Current Report on Form 8-K filed September 13, 2017)

4.4

Additional Notes Priority Joinder Agreement dated February 12, 2024, executed by Deutsche Bank Trust Company Americas, as trustee and collateral agent for the holders of Kronos International, Inc.’s 9.50% Senior Secured Notes due 2029 and as existing agent under the Pledge Agreement dated September 13, 2017 entered into in connection with Kronos International Inc.’s 3.75% Senior Secured Notes due 2025

4.5

Unsecured Subordinated Term Promissory Note dated February 12, 2024 in the principal amount of $53,705,000 executed by Kronos Worldwide, Inc. and the guarantors named therein and payable to the order of Contran Corporation

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: February 12, 2024	By:	/s/ Tim C. Hafer
Tim C. Hafer,
Executive Vice President and Chief Financial Officer